SEC Form 3 FORM 3  UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
INITIAL STATEMENT OF BENEFICIAL OWNERSHIP OF SECURITIES
Filed pursuant to Section 16(a) of the Securities Exchange Act of 1934, Section 17(a) of the Public Utility Holding Company Act of 1935 or Section 30(h) of the Investment Company Act of 1940

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1. Name and Address of Reporting Person* Henderson Michael R (Last) (First) (Middle) 299 SW Clay Street Suite 350 (Street) Portland OR 97201 (City) (State) (Zip)  2. Date of Event Requiring Statement (Month/Day/Year) 08/14/2013  3. Issuer Name and Ticker or Trading Symbol SCHNITZER STEEL INDUSTRIES INC [ SCHN ]
4. Relationship of Reporting Person(s) to Issuer (Check all applicable) Director 10% Owner X Officer (give title below) Other (specify below)SVP & Pres Metal Recyling Bus  5. If Amendment, Date of Original Filed (Month/Day/Year)
6. Individual or Joint/Group Filing (Check Applicable Line) X Form filed by One Reporting Person Form filed by More than One Reporting Person
Table I - Non-Derivative Securities Beneficially Owned
1. Title of Security (Instr. 4)  2. Amount of Securities Beneficially Owned (Instr. 4)  3. Ownership Form: Direct (D) or Indirect (I) (Instr. 5)  4. Nature of Indirect Beneficial Ownership (Instr. 5)
Class A Common Stock  4,893  D
Table II - Derivative Securities Beneficially Owned (e.g., puts, calls, warrants, options, convertible securities)
1. Title of Derivative Security (Instr. 4)  2. Date Exercisable and Expiration Date (Month/Day/Year)  3. Title and Amount of Securities Underlying Derivative Security (Instr. 4)  4. Conversion or Exercise Price of Derivative Security  5. Ownership Form: Direct (D) or Indirect (I) (Instr. 5)  6. Nature of Indirect Beneficial Ownership (Instr. 5)
Date Exercisable  Expiration Date  Title  Amount or Number of Shares

Explanation of Responses:
** Signature of Reporting Person Date Reminder: Report on a separate line for each class of securities beneficially owned directly or indirectly.
* If the form is filed by more than one reporting person, see Instruction 5 (b)(v).
** Intentional misstatements or omissions of facts constitute Federal Criminal Violations See 18 U.S.C. 1001 and 15 U.S.C. 78ff(a).
Note: File three copies of this Form, one of which must be manually signed. If space is insufficient, see Instruction 6 for procedure.

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